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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WESTERN GAS RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 16, 2003

To the Stockholders of
WESTERN GAS RESOURCES, INC.:

        The Annual Meeting of Stockholders of Western Gas Resources, Inc. (the "Company") will be held at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202 on Friday, May 16, 2003 at 10:00 a.m. local time.

        The purpose of the meeting is to:

  1.
  Elect two Class Two directors to serve until their terms expire in 2006 or until their successors have been elected and qualified;

  2.
  Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003; and

  3.
  Transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

        Only holders of record of shares of our common stock at the close of business on March 28, 2003 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive offices located at 1099 18th Street, Suite 1200, Denver, Colorado 80202.

        Stockholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name in person at the meeting, please bring your proxy card and picture identification to the meeting. If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership could include a proxy from your broker, bank or other nominee or a copy of your account statement. Attendance at our 2003 Annual Meeting will be limited to persons presenting a proxy card and picture identification.

        Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card.

By Order of the Board of Directors,

BRION G. WISE Chairman of the Board

Denver, Colorado
April 16, 2003

WESTERN GAS RESOURCES, INC.
1099 18th Street, Suite 1200
Denver Colorado 80202

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS

To be held on May 16, 2003

        We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the "Board") of Western Gas Resources, Inc. (the "Company"). The proxies are for use at our Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Friday, May 16, 2003 at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202, and at any postponement or adjournment thereof. Distribution of this Proxy Statement and accompanying proxy card to stockholders is scheduled to begin on or about April 16, 2003.

Solicitation of Proxies

Stockholders Entitled to Vote

        All holders of record of our common stock at the close of business on March 28, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, there were 33,149,502 shares of the Company's common stock outstanding. Each holder of record of common stock at the close of business on the Record Date will be entitled to one vote for each share held.

Required Vote

        Your attendance at the Annual Meeting in person or by proxy is requested. The presence, in person or by proxy, of holders of a majority of the outstanding shares entitled to vote is necessary to form a quorum and transact business. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld, abstentions and broker or other nominee non-votes will be counted towards a quorum.

        The required vote for Proposal 1, the Election of Directors, is a plurality of the votes cast, with the two nominees receiving the highest number of votes cast elected to the Board. A vote withheld from a nominee will be excluded from the vote and have no effect. An abstention will have the same effect as a vote against Proposal 2. Broker or other nominee non-votes will not be counted as a vote either for or against the proposal and will not be counted in determining the number of shares entitled to vote on Proposal 2.

        A "broker or other nominee non-vote" occurs when a broker or other nominee submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

Voting by Telephone or Internet

        Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank, broker or other nominee, the availability of telephone and Internet voting will depend on the processes of the bank, the broker or other nominee; therefore, stockholders should follow the voting instructions on the form they receive from their bank, broker or other nominee.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 12:00 p.m. EDT on May 15, 2003.

Voting by Mail

        Stockholders who elect to vote by mail are asked to date, sign and return the enclosed Proxy Card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the Proxy Card.

Voting by Proxies

        Unless you give other instructions, the persons designated as Proxy holders on the Proxy Card will vote FOR the election of the nominees named as directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment.

Revocation of Proxies

        You may revoke your Proxy at any time before it has been exercised by (i) giving written notice of such revocation to us addressed to John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, Colorado 80202, (ii) timely delivery of a later-dated Proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person. Your revocation will not be effective unless we have received it prior to the Annual Meeting.

Proxy Distribution Costs

        We will pay for the cost of distribution proxy materials and soliciting the Proxies. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Our Board currently has ten member positions, which are separated into three classes by our Certificate of Incorporation. Each class of directors serves a three-year term, expiring on the date of the annual meeting of stockholders in the third year following their election. In each successive year, one class of directors is elected. This year we are electing the Class Two directors. The current Class Two directors whose terms expire on the date of our Annual Meeting are Lanny F. Outlaw, Joseph E. Reid and Ward Sauvage.

        The Board has nominated Joseph E. Reid and Ward Sauvage for re-election as Class Two Directors and has amended our Bylaws, effective upon the termination of the current terms of the Class Two directors, to reduce the number of directors to nine. It is the Board's present intention to increase the number of directors to ten again in the event that our Nominating and Corporate Governance Committee identifies a suitably qualified independent candidate. You cannot vote your proxy for a greater number of persons than the number of nominees named in the proxy.

        The terms of Mr. Reid and Mr. Sauvage, if re-elected as Class Two directors, will expire on the date of our annual meeting of stockholders in 2006, or when their successors are elected and qualified.

        If any of the nominees is not elected or is unable to serve, the remaining Board members may elect a substitute or may reduce the size of the Board, in accordance with our Bylaws.

        Our current directors, including the two nominees, are described under the caption "Directors and Officers."

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL ONE, THE ELECTION OF THESE NOMINEES AS CLASS TWO DIRECTORS

PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

        PricewaterhouseCoopers LLP has served as our independent auditors since 1985. The Board believes that PricewaterhouseCoopers is knowledgeable about our operations and accounting practices and is well qualified to act in the capacity of independent auditor to the Company.

        Our Board has determined to ask our stockholders to ratify the appointment of our independent auditors at each annual meeting. The Board has appointed PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2003, and we are asking our stockholders to ratify this appointment at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions of stockholders.

        In the event that stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will seek suitable replacement independent auditors.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL TWO, RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table provides information, as of March 28, 2003, with respect to beneficial ownership of our common stock and $2.625 Cumulative Convertible Preferred Stock by each of the Named Executives (defined below), each director, each holder of more than 5% of our common stock and by all current directors and officers as a group. The percentage of beneficial ownership is based on 33,149,502 shares of our common stock and 2,760,000 shares of our $2.625 Cumulative Convertible Preferred Stock outstanding as of March 28, 2003. Our only voting security is our common stock. Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them, unless otherwise noted.

	Common Stock**				$2.625 Cumulative Convertible Preferred Stock
	Number of Shares (excluding options)
Name and Address of Beneficial Owner			Exercisable Stock Options(1)	% of Class	Number of Shares		% of Class
State Street Research & Management Company(2) One Financial Center Boston, MA 02111	2,280,700		—	6.9	—		—
Prudential Financial, Inc.(3)(4) 751 Broad Street Newark, NJ 07102-3777	1,832,300		—	5.5	—		—
Jennison Associates LLC(4) 466 Lexington Avenue New York, NY 10017	1,799,100		—	5.43	—		—
Brion G. Wise 869 Grant Place Boulder, CO 80302	3,214,930		667	9.7	—		—
Ward Sauvage 4270 S. Decatur, Suite B-1B Las Vegas, NV 89103-6802	3,042,287	(5)	667	9.2	—		—
Walter L. Stonehocker 15600 Holly Brighton, CO 80601	2,536,361	(6)	667	7.7	31,800	(6)	1.2
Dean Phillips 524 N. 30th Street Quincy, IL 62301	1,834,825	(7)	667	5.4	—		—
Lanny F. Outlaw	49,890	(8)	667	*	—		—
Richard B. Robinson	10,450	(9)	4,017	*	—		—
Joseph E. Reid	—		5,667	*	—		—
Bill M. Sanderson	493,355	(10)	28,667	1.5	—		—
James A. Senty	7,653	(11)	4,000	*	—		—
Peter A. Dea	—		75,000	*	—		—
Edward A. Aabak	50,666	(12)	9,334	*	—		—
John F. Chandler	37,650		14,333	*	—		—
William J. Krysiak	19,475	(13)	29,500	*	—		—
John C. Walter	42,509	(14)	32,000	*	—		—
Directors and officers as a group (18 persons)	11,386,313		177,899	34.3	31,800		—

*
Less than 1%.

**
On March 22, 2001, our Board declared a dividend distribution of one Right for each outstanding share of our common stock to stockholders of record at the close of business on April 9, 2001. Each Right entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.10 per share, at a purchase price of $180 per unit, subject to adjustment. None of the information contained in this table or elsewhere in this proxy statement gives effect to this dividend.

(1)
The directors and officers have the right to acquire the shares of common stock reflected in this column either currently or within 60 days after March 28, 2003 through the exercise of stock options.

(2)
Based on a Schedule 13G, dated February 14, 2003, State Street Research & Management Company has sole voting and dispositive power with respect to the shares of common stock.

(3)
Based on a Schedule 13G, dated February 7, 2003, Prudential Financial, Inc. has sole voting and dispositive power with respect to 24,200 shares of common stock, shared voting power with respect to 1,799,600 shares and shared dispositive power with respect to 1,808,100 shares.

(4)
Based on a Schedule 13G, dated February 14, 2003, Jennison Associates LLC ("Jennsion") has the sole voting power and shares dispositive power with respect to the shares of common stock. Jennison is owned 100% by The Prudential Insurance Company of America ("Prudential"), who may be deemed to exercise or to direct the exercise of such voting and/or dispositive power that Jennison has with respect to the shares. Jennison and Prudential file separately and as such the shares reported by Jennsion may also be included in the shares reported on the 13G filed by Prudential.

(5)
Includes 2,102,576 shares of common stock held by Sauvage Gas Company (owned 100% by ALS Enterprise) and 939,711 shares held by Sauvage Gas Service Corporation (owned 100% by ALS Enterprise). ALS Enterprise is owned as follows: Ward Sauvage Trust No. 1—21.6475%, Janice Sauvage Trust No. 1—21.6475%, Marquis W. Sauvage Trust—27.1045%, Alan Sauvage Trust—27.1055% and Nolan C. Rucker—2.4950%.

(6)
Includes 1,257,759 shares of common stock owned directly by Mr. Stonehocker, 1,202,379 shares held by Mr. Stonehocker's wife, 73,040 shares held by the WGP Trust, of which Mrs. Stonehocker is the trustee, and 3,183 shares held by a son directly and indirectly through a 10% or more ownership in a partnership. Of the $2.625 Cumulative Convertible Preferred Stock, 15,000 shares are held by Mr. Stonehocker, 15,000 shares are held by Mr. Stonehocker's wife, and 1,800 shares are held by Mr. and Mrs. Stonehocker as tenants-in-common.

(7)
Includes 1,815,725 shares of common stock owned directly by Mr. Phillips and 19,100 shares held by Mr. Phillips' wife.

(8)
Includes 49,890 shares of common stock held by Outlaw Holdings L.L.C., of which Mr. Outlaw is the manager and his wife is trustee.

(9)
Includes 5,000 shares of common stock held by the Lentz, Evans & King pension fund for the benefit of Mr. Robinson, 1,000 shares owned directly by Mr. Robinson's wife, 600 shares held by Mr. Robinson and his wife as trustees for their children, 200 shares held indirectly through Mr. Robinson's interests in a family-owned corporation and 3,650 shares owned directly by Mr. Robinson.

(10)
Includes 13,170 shares of common stock held by Mr. Sanderson and his wife as joint tenants, 441,139 shares held by Cedar Assets L.L.L.P. for which Mr. Sanderson and his wife are the general partners, 7,982 shares held by the Sanderson Stock Trust, of which Mr. Sanderson's wife is the trustee, 200 shares held by the Sanderson Family Foundation for which Mr. Sanderson and his wife are the directors, 864 shares held by Mr. Sanderson's wife and 30,000 shares owned directly by Mr. Sanderson through an IRA account.

(11)
Includes 5,533 shares of common stock owned directly by Mr. Senty and 2,120 shares of common stock owned directly by Mr. Senty's wife.

(12)
Includes 49,466 shares of common stock held by Mr. Aabak directly and 1,200 shares held by Mr. Aabak and his wife as joint tenants.

(13)
All shares of common stock are held by Mr. Krysiak and his wife as joint tenants.

(14)
All shares of common stock are held by Mr. Walter and his wife as joint tenants.

DIRECTORS AND OFFICERS

        The following table provides information concerning our continuing directors and officers.

Name	Age	Position
Brion G. Wise	57	Chairman of the Board(1)
Walter L. Stonehocker	78	Vice Chairman of the Board(3)(4)
Dean Phillips	71	Director(3)(5)(6)
Joseph E. Reid	74	Director(2)(4)(5)(6)
Richard B. Robinson	54	Director(1)
Bill M. Sanderson	73	Director(3)(4)(6)
Ward Sauvage	77	Director(2)(5)
James A. Senty	67	Director(3)(4)(5)(6)(7)
Peter A. Dea	49	Chief Executive Officer, President and Director(1)
Edward A. Aabak	51	Executive Vice President—Midstream
John F. Chandler	46	Executive Vice President—Upstream and Marketing and Assistant Secretary
William J. Krysiak	42	Executive Vice President and Chief Financial Officer
John C. Walter	57	Executive Vice President, General Counsel and Secretary
Vance S. Blalock	49	Vice President, Treasurer and Assistant Secretary
Brian E. Jeffries	45	Vice President—Marketing
J. Burton Jones	43	Vice President—Business Development
Jeffery E. Jones	49	Vice President—Production
David D. Keanini	42	Vice President—Engineering, Environmental & Safety

(1)
Class One Director; term expires in 2005.

(2)
Class Two Director; term expires in 2003.

(3)
Class Three Director; term expires in 2004.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation Committee.

(6)
Member of the Nominating and Corporate Governance Committee.

(7)
Lead Independent Director as designated by the Board in accordance with the Corporate Governance Guidelines our Board adopted in February 2003.

        Brion G. Wise, has served as Chairman of the Board since July 1987. Mr. Wise served as Chief Executive Officer from December 31, 1986 through October 1, 1999 and as President from 1971 through 1986. Mr. Wise also serves as a director for Catalina Lighting, Inc. Mr. Wise received his Bachelor of Science Degree in Chemical Engineering from Washington State University.

        Walter L. Stonehocker, has served as Vice Chairman of the Board since July 1992, a director since July 1987, Senior Vice President from January 1985 to July 1992 and a Vice President from 1971 to 1985. In addition, Mr. Stonehocker has been active as a lobbyist for the oil and gas industry in various western states.

        Dean Phillips, has served as a director since July 1987. Mr. Phillips has been engaged in the wholesale and retail distribution of natural gas liquids since 1956.

        Joseph E. Reid, has served as a director since May 1994. Mr. Reid has been involved in the oil and gas business since 1956. From 1984 to 1986 he served as President and Chief Executive Officer of Meridian Oil, Inc., and from 1978 to 1982 as President and Chief Executive Officer of Superior Oil Company. Since 1986 Mr. Reid has been a consultant to the oil and gas industry. Mr. Reid also serves as an advisory director for Texas State Bank—Riverway. He received his M.B.A. from the Harvard Graduate School of Business and his Bachelor of Science Degree from Louisiana State.

        Richard B. Robinson, has served as a director since July 1987. Mr. Robinson has been a shareholder of the law firm of Lentz, Evans and King P.C. since 1980. He has also been an adjunct professor at the University of Denver College of Law since 1980. He has represented us since 1977 with respect to tax, corporate and partnership law matters. Mr. Robinson received his Juris Doctor Degree from the University of Denver and his L.L.M. in Taxation from New York University.

        Bill M. Sanderson, has served as a director since July 1987 and as our President from December 1986 through March 1996, Chief Operating Officer from May 1986 through March 1996 and Senior Vice President from 1981 through 1986. Mr. Sanderson received his Bachelor of Science Degree, cum laude, in Chemical Engineering from Texas Tech University.

        Ward Sauvage, has served as a director since July 1987. Mr. Sauvage was engaged in the wholesale and retail distribution of natural gas liquids from 1949 through 1993. Mr. Sauvage is Chairman of the Board and President of Sauvage Gas Company, a diversified private investment company formed in 1958.

        James A. Senty, has served as a director since July 1987. Mr. Senty has been engaged in the wholesale and retail distribution of natural gas liquids since 1960. He has owned several banking interests since 1976 and currently serves as Chairman of the Board of The Park Bank, Park Bank Corporation and Deerfield Financial. Mr. Senty serves as a trustee for The State of Wisconsin Investment Board. He is also Chairman of the Board and President of Midwest Bottle Gas Co., a company that directly and through subsidiaries is engaged in the retail and wholesale marketing of natural gas, natural gas liquids and other related items in several states. He is a director and Senior Vice President of MNIC Companies, the parent organization of several insurance companies in Wisconsin.

        Peter A. Dea, has served as a director and our Chief Executive Officer and President since November 2001. From April 2000 to August 2001, Mr. Dea served as Chief Executive Officer and was a director and Chairman of the Board for Barrett Resources Corporation. Prior to this position, from November 1999 to April 2000, Mr. Dea was the Chief Executive Officer and Vice Chairman of Barrett Resources Corporation. From February 1994 through March 2000, he held various positions at Barrett Resources including Executive Vice President-Exploration. Mr. Dea also serves on the board of directors of EchoStar Communications. Mr. Dea received his Bachelor of Arts Degree in Geology from Western State College and his Masters Degree in Geology from the University of Montana.

        Edward A. Aabak, has served as Executive Vice President—Midstream since May 2002. Mr. Aaback served as Senior Vice President—Operations from September 1997 to May 2002, Vice President—Northern Region from June 1995 to August 1997, and in various other management positions since February 1993. Mr. Aabak holds a Bachelor of Science Degree in Chemical Engineering from the University of Alberta.

        John F. Chandler, has served as Executive Vice President—Upstream and Marketing since May 2002. Mr. Chandler served as Senior Vice President—Marketing, Production and Business Development from April 1996 to May 2002, Vice President—Marketing and Pipelines from September 1993 through March 1996, and in various other positions in engineering and business development since July 1984. Mr. Chandler received his Bachelor of Science Degree in Engineering from the South Dakota School of Mines and Technology.

        William J. Krysiak, has served as an Executive Vice President and Chief Financial Officer since May 2002. Mr. Krysiak served as Chief Financial Officer from October 2001 to May 2002, Vice President—Finance since September 1993, Corporate Controller from June 1993 to August 1993, Controller—Financial Accounting from June 1990 to May 1993, and in various other management positions in accounting and tax since August 1985. Mr. Krysiak is the principal financial and accounting officer of the Company. He received his Bachelor of Science Degree in Business Administration from Colorado State University and is a Certified Public Accountant.

        John C. Walter, has served as Executive Vice President, General Counsel and Secretary since September 1994, Vice President—General Counsel from May 1988 to August 1994, and in various other management positions since April 1983. Mr. Walter received his Bachelor of Arts Degree in Economics and Juris Doctor Degree from the University of Colorado.

        Vance S. Blalock, has served as Vice President and Treasurer since May 2002. Ms. Blalock served as Treasurer from November 1994 to May 2002, Controller of Systems Development and Acquisitions from January 1993 to November 1994, and in various other management positions since September 1981. Ms. Blalock received her Bachelor of Science Degree in Commerce from the University of Louisville and is a Certified Public Accountant.

        Brian E. Jeffries, has served as Vice President—Marketing since April 1996 and as Director of Marketing and Transportation from November 1992 to March 1996. Mr. Jeffries was employed by United Gas Pipe Line Company from 1991 to 1992. Mr. Jeffries received his Bachelor of Science Degree in Civil Engineering from the University of Colorado.

        J. Burton Jones, has served as Vice President—Business Development since September 1997, assuming the role of Vice President—Land in addition to his Business Development responsibilities for the period between June 2000 and May 2002, and as Director of Strategic Planning from August 1996 to August 1997. Mr. Jones was employed by Burlington Resources Inc. from July 1988 to August 1996 in various gas supply and business development positions. Mr. Jones received his Bachelor of Science Degree in Petroleum Engineering from Texas Tech University.

        Jeffery E. Jones, has served as Vice President—Production since October 1993 and in various other business development and management positions since 1989. From 1987 to 1989, Mr. Jones was an independent oil and gas consultant. Mr. Jones received his Bachelor of Science Degree in Psychology from Colorado College and his Bachelor of Science Degree in Mechanical Engineering from the University of Colorado.

        David D. Keanini has served as Vice President—Engineering, Environmental and Safety since January 2000, General Manager—Engineering, Environmental and Safety from December 1998 to December 1999, Operations Manager-Rocky Mountain Region from August 1994 to November 1998, and in various other engineering positions since September 1989. Mr. Keanini was previously employed by Propak Systems from 1984 to 1989. Mr. Keanini holds a Bachelor of Science degree in Chemical and Petroleum Refining Engineering from the Colorado School of Mines.

Board Information

Meetings

        The Board held seven meetings during 2002. Each director attended at least 75% of the total number of meetings of the Board and its committees on which such director served during the year. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as other ad hoc committees.

Committees

Audit Committee

        The Audit Committee held nine meetings in 2002, in addition to its consultations with our independent auditors to review our interim financial statements. In June 2002, we reorganized the composition of the Audit Committee in order to meet the proposed New York Stock Exchange rules regarding "independence". Since that date, the members of the Audit Committee have been Mr. Reid, Chairman, and Messrs. Sanderson, Senty and Stonehocker, each of whom the Board has determined to be an independent director as defined in Section 303.02(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The Board has adopted a written charter for the Audit Committee, a copy of which appears as Appendix A to this Proxy Statement.

        The Board has determined that Mr. Reid is an "audit committee financial expert" and is "independent" as these terms are used in Item 7(d)(3)(iv) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended.

        The functions of the Audit Committee include, but are not limited to, the following:

  •
  serve as an independent and objective party assisting the Board to fulfill its oversight responsibilities with respect to the financial reports and information provided by the Company, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent audit;

  •
  meet periodically, as deemed necessary, in separate private sessions with management, the director of the internal audit department and the independent auditors to discuss and review the quality of the Company's financial reporting and legal and regulatory compliance and the performance of its internal audit department and external auditors;

  •
  select, in its sole authority, the Company's independent auditors and approve any non-audit relationship with the Company's independent auditors;

  •
  review and approve, in advance, the services, fees and other compensation to be paid to the independent auditors for all audit and permitted non-audit services;

  •
  establish procedures to receive and address complaints regarding accounting, internal controls and auditing matters, including the establishment of a procedure to receive employees' confidential, anonymous submissions of concerns regarding accounting or auditing matters;

  •
  discuss with management periodically the Company's exposure to financial risk and monitor steps being taken to control such exposures;

  •
  prepare the audit committee report required by the Securities and Exchange Commission for inclusion in our annual proxy statement; and

  •
  comply with any additional requirements set forth in the Audit Committee's charter.

Compensation and Nominating Committee

        The Compensation and Nominating Committee ceased functioning in July 2002 when its compensation functions were assumed by the Compensation Committee and its nominating functions were assumed by the Nominating and Corporate Governance Committee. Prior to its dissolution, the Compensation and Nominating Committee met eleven times during 2002. The members of the Compensation and Nominating Committee were Mr. Senty, Chairman, and Messrs. Phillips, Reid and Robinson. The functions of the Compensation and Nominating Committee were to make recommendations to the Board regarding employee compensation, including compensation of our executive officers, and also to interview and nominate to the Board candidates for director positions.

Nominating and Corporate Governance Committee

        As a result of the changes instituted in response to the Sarbanes-Oxley Act of 2002, we formed the Nominating and Corporate Governance Committee in July 2002. The Committee held two meetings in 2002 following its formation. The members of the Nominating and Corporate Governance Committee are Mr. Senty, Chairman, and Messrs. Phillips, Reid and Sanderson. The functions of the Nominating and Corporate Governance Committee are to (i) recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board, (ii) advise the Board with respect to Board composition, procedures and committees, (iii) advise the Board with respect to the corporate governance principles applicable to the Company, and (iv) oversee the evaluation of the Board and the Company's management. Prior to the formation of the Nominating and Corporate Governance Committee, its "nominating" functions were carried out by the Compensation and Nominating Committee.

        Nominations of persons for election to the Board may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board, or (ii) by any stockholder who (A) is a stockholder of record on the date of giving the notice and on the record date for the determination of stockholders entitled to vote at such meeting, and (B) complies with the proper form of the notice set forth in our Bylaws. If given timely notice, the Compensation and Nominating Committee will consider stockholder nominations for candidates to the Board submitted in accordance with the procedures set forth in our Bylaws and sent to the Nominating and Corporate Governance Committee, c/o John C. Walter, Secretary, Western Gas Resources, Inc., 1099 18th Street, Suite 1200, Denver, CO 80202.

Compensation Committee

        We formed the Compensation Committee in July 2002. The Committee held four meetings in 2002 following its formation. The members of the Compensation Committee are Mr. Senty, Chairman, and Messrs. Phillips, Reid and Sauvage. The functions of the Compensation Committee are to oversee our compensation and employee benefit plans and practices, including executive compensation and all incentive and equity-based compensation plans. Prior to the formation of the Compensation Committee, its functions were carried out by the Compensation and Nominating Committee.

Remuneration of Directors

        All our non-employee directors receive annual fees of $25,000 each, payable in quarterly installments. In addition, each Board member receives an annual amount of $7,500 for each committee on which such member sits, which increases to $12,500 if such member is the chairman of the committee. We also pay each committee member an additional $1,000 for each regular committee meeting attended and $500 for each telephonic committee meeting attended. We do not compensate

Mr. Dea for his service on the Board, as he is an employee of the Company. All directors receive reimbursement of expenses incurred in connection with participation in Board and committee meetings. Each director also has the option of obtaining company health insurance under similar terms as the executive officers.

        Under the terms of our 2002 Non-Employee Directors' Stock Option Plan, each newly elected non-employee director, as of the date of election, will be granted options to acquire 5,000 shares of our common stock. The plan also provides for the grant to each continuing director, as of the date of each annual meeting, of options to purchase 2,000 shares of our common stock. In May 2002, each of our non-employee directors received options to purchase 2,000 shares of our common stock at an exercise price of $37.82 per share. These options vest in three equal annual installments commencing on the first anniversary of the grant date.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information regarding compensation paid by us, for services performed for us, to Peter A. Dea, our Chief Executive Officer and President, and our four other most highly compensated executive officers serving at the end of 2002 (collectively, the "Named Executives").

Long-Term Compensation
	Annual Compensation			Awards
Name and Principal Position			Bonus ($)(1)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)
	Year	Salary ($)
Peter A. Dea (3) Chief Executive Officer and President	2002 2001 2000	486,418 76,731 N/A	267,530 44,000 N/A	31,500 300,000 N/A	9,985 1,420 N/A
Edward A. Aabak Executive Vice President—Midstream	2002 2001 2000	269,711 250,000 234,000	195,000 125,000 95,000	21,000 30,000 —	21,004 16,363 12,211
John F. Chandler Executive Vice President—Upstream and Marketing	2002 2001 2000	289,253 268,000 255,000	210,625 134,000 103,500	21,000 30,000 —	23,813 23,582 11,063
William J. Krysiak Executive Vice President and Chief Financial Officer	2002 2001 2000	255,408 209,231 194,000	195,000 112,500 79,000	31,000 30,000 —	26,663 26,243 15,924
John C. Walter Executive Vice President and General Counsel	2002 2001 2000	280,884 268,000 255,000	195,000 134,000 103,500	18,000 30,000 —	457,913 32,107 19,591	(4)

(1)
Amounts shown for 2002 include a $100,000 retention bonus paid to each of the Named Executives, other than Mr. Dea. This bonus was approved by the Board in 2001 and was payable to each person who continued their employment with the Company through November 2002, which was the one-year anniversary of Mr. Dea's commencement as our Chief Executive Officer and President.

(2)
Amounts shown consist of the following: (i) our annual contribution to each of the officers' Retirement Plan accounts, (ii) our Retirement Plan matching contributions, (iii) group term life insurance premiums which we paid, and (iv) automobile allowances paid.

(3)
Mr. Dea commenced employment on November 1, 2001.

(4)
This amount includes the aggregate amount of loans made by us during the period from 1989 to 1995 to Mr. Walter in an amount sufficient to exercise certain of his options to acquire shares of our common stock. At the time the loans were made we agreed to forgive the principal and accrued interest of such loans provided that Mr. Walter was continuously employed by us for a period specified by the Board. Accordingly, the entire amount of $425,171 was forgiven in July 2002.

Stock Options Awarded During 2002

        The following table lists stock options granted during 2002 under our 1999 Stock Option Plan to the Named Executives. The Company does not have any stock appreciation rights plans.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SAR's Granted (#)	Percent of Total Options/SAR's Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Sh)
Name				Expiration Date
					5% ($)	10% ($)
Peter A. Dea	31,500	8.8%	$32.95	10/23/08	349,709	793,448
Edward A. Aabak	21,000	5.9%	32.95	10/23/08	235,494	534,309
John F. Chandler	21,000	5.9%	32.95	10/23/08	235,494	534,309
William J. Krysiak	31,000	8.6%	32.95	10/23/08	347,635	788,741
John C. Walter	18,000	5.0%	32.95	10/23/08	201,852	457,979

Aggregate Option Exercises in 2002 and Year End Option Values

        The following table provides information with respect to the stock options exercised by the Named Executives during the year ended December 31, 2002 and the value of their exercisable and unexercisable options as of December 31, 2002.

			Number of Unexercised Options/SARs at FY-End (#)		In-the-Money Options/SARs at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter A. Dea	$—	$—	75,000	256,500	$888,000	$2,786,850
Edward A. Aabak	12,000	356,640	9,334	45,000	85,343	94,140
John F. Chandler	24,000	734,520	14,333	45,000	204,219	94,140
William J. Krysiak	4,500	99,000	34,800	55,000	859,330	133,140
John C. Walter	12,900	276,471	32,000	42,000	817,900	82,440

        The value realized on the exercise of options is equal to the closing price of our common stock on the New York Stock Exchange on the date of exercise less the option exercise price multiplied by the number of shares underlying the options exercised. The value of unexercised in-the-money options is equal to the closing price of our common stock on the New York Stock Exchange on December 31, 2002 of $36.85 (the last trading day in fiscal year 2002) less the option exercise price multiplied by the number of shares underlying the unexercised options.

Employment Agreements

Employment Agreement with Peter A. Dea

        On October 15, 2001, we entered into an employment agreement with Mr. Dea that provides for his employment as our Chief Executive Officer and President. In addition, the agreement provided that upon commencement of the agreement, Mr. Dea be elected to the Board and serve in such capacity for the duration of his employment with us. The term of Mr. Dea's employment pursuant to the agreement commenced on November 1, 2001 and will continue until May 31, 2005. The agreement provides for an annual base salary of $475,000, which may be increased at the discretion of the Company. In addition, Mr. Dea is entitled to receive a performance bonus of between 55% and 110% of his compensation paid for each calendar year based upon the level at which the Company achieves the budget projections adopted by the Board for such year. In the event that the Company does not meet its minimum budget expectations, Mr. Dea will not receive any bonus payment for such year. The agreement also provided that the Company grant to Mr. Dea options to purchase 300,000 shares of the Company's common stock pursuant to the terms of a separate stock option agreement.

        The employment agreement provides that Mr. Dea's employment may be terminated upon Mr. Dea's death, disability or his 90-day advance notice, or by the Company on written notice with or without "cause" (as defined in the employment agreement). If Mr. Dea is terminated without "cause" he is entitled to severance in an amount equal to his most recent year's base salary and the amount of bonus paid for the calendar year preceding the termination, increasing to three times those amounts in the event of a termination without cause within one year after a change of control. In all cases, Mr. Dea is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination. Mr. Dea also entered into an indemnification agreement with the Company similar to the indemnification agreements provided to other executive officers.

Employment Agreements with Executive Officers

        On June 14, 2001, we entered into identical employment agreements with each of Messrs. Aabak, Chandler and Walter, and on October 15, 2001 with Mr. Krysiak. According to the employment agreements, we have agreed to pay each executive officer his then current base salary, which may be increased from time-to-time in our discretion, and a discretionary bonus. The employment of each executive officer under his contract continues until it is otherwise terminated as set forth in the employment agreement. We may terminate an executive officer "for cause" (as defined in the employment agreement) at any time, and the executive officer may terminate employment with us upon 90 days prior notice. If we terminate the executive officer without "cause," the executive officer is entitled to severance equal to one year's base salary, which increases to two years' base salary if the termination without cause occurs within one year after a change of control. In all cases, the executive officer is subject to covenants relating to confidentiality, non-competition and non-solicitation of customers and employees following termination.

Report of the Compensation and Nominating Committee and the Compensation Committee on Executive Compensation

Generally

        The Board established the Compensation Committee as a stand-alone committee in July 2002. Prior to that date, executive compensation functions were carried out by the Compensation and Nominating Committee. The two consecutive committees that carried out compensation functions during 2002 are referred to in this discussion as the Compensation Committee.

Compensation Philosophy

        We have designed our executive compensation packages to enable us to recruit, retain and motivate a talented and diverse group of executives. The compensation packages are primarily comprised of base salary, discretionary annual cash bonus awards, stock option grants and eligibility for participation in the Company's qualified retirement plan. The Compensation Committee considers that the incentive-based portion of each executive's compensation package is a key element, particularly the annual individual performance-based incentive bonus, which is awarded in recognition of individual and Company performance each year, and stock options, which align our executive's interests with those of our stockholders and reward our executives for long-term growth in stockholder value. During 2002 the Compensation Committee engaged an independent compensation consulting firm to perform an evaluation of the complete compensation packages paid to our executive officers and advise the Compensation Committee whether such packages were in line with industry and local standards. Based on that evaluation, the Compensation Committee was satisfied that its proposed actions regarding the compensation of our executive officers were appropriate.

        Salary Determinations.    Annual salaries for Messrs. Dea, Aabak, Chandler, Krysiak and Walter were established by the provisions of their respective employment agreements, which are more fully described under the headings "Employment Agreement with Peter A. Dea" and "Employment Agreements with Executive Officers". Under the terms of the agreements, such salaries may not be decreased but may be increased in our discretion. The Compensation Committee reviews each executive's salary on an annual basis and determines whether an increase is warranted based on the individual's experience and performance and in order to keep the executive within a target range based on the compensation levels of similarly placed executives at comparable public companies. For the 2002 fiscal year, based upon data derived from industry peers, the Compensation Committee recommended increases of between 2.5% and 8% of each executive officer's salary.

        Bonus Determinations.    We may, in our discretion, pay annual incentive bonuses to our executive officers. Approved bonuses are generally paid in March of the year following each performance year. The Compensation Committee approved bonuses for the executive officers for the 2002 fiscal year based upon our performance, an analysis of data for bonus payments made to similarly placed executives in peer companies in the industry and local market and the individual performance during the year of each executive officer. Based on that review, for the 2002 performance year the Compensation Committee approved bonuses ranging between 33% to 55% of the base salary for each of our executive officers.

        Stock Option Awards.    Under the terms of our stock option plans, the Board has discretion to award options to purchase shares of our common stock to our Chief Executive Officer, other executives, senior management and our employees. The Compensation Committee believes that awarding options to purchase shares of our common stock to our executives is an important element in their compensation packages. These options align the executive officers' interests with those of the stockholders by giving the executive officers a direct stake in the Company's performance. In determining the annual stock options awarded to executives, the Compensation Committee analyzes awards made to similarly situated executives at comparable public companies and subjectively assesses each executive's performance during the year.

        Other Benefits.    Under the terms of our qualified 401(k) retirement plan, each of our executive officers, along with our eligible employees, may make elective salary contributions, accompanied by the Company's matching contribution equal to a sliding scale of 60% to 100%, based upon years of service, of the first 5% of employee compensation contributed by the employee to the retirement plan. In addition, we may, in our discretion, make a further contribution to the 401(k) plan on behalf of each of our executive officers, along with our eligible employees. For the fiscal 2002 year, the Compensation Committee determined that this additional discretionary contribution would be made for all employees at a rate equal to 6% of each employees' salary. These contributions are subject to and may, depending on the salary earned by our executive officers, be capped below the percentage level generally contributed by the Company due to 401(k) compensation contribution limits. In making this recommendation, the Compensation Committee considered, among other things, our financial performance, as measured by net income and cash flow from operations, and the representative total compensation packages received by employees in the oil and gas industry generally.

Compensation of the Chief Executive Officer

        The provisions of our Chief Executive Officer's employment agreement determine the salary payable to him, subject to increases in our discretion. In approving the compensation levels contained in the agreement, the Board reviewed Mr. Dea's business expertise and experience and the expected value that Mr. Dea's leadership would bring us. In addition, the Compensation Committee relied on information and recommendations provided by an independent executive search firm indicating the terms of this employment agreement were substantially similar to the terms of comparable positions in the industry. In 2002, the Compensation Committee determined to increase Mr. Dea's annual salary effective January 1, 2002 by $11,875 per annum. In January 2003, as a result of the compensation review conducted by the Compensation Committee the Compensation Committee determined to increase Mr. Dea's annual salary for the 2003 fiscal year by $19,932 to $506,350 per annum.

        The Compensation Committee reviewed and approved the bonus payable to Mr. Dea for the 2002 fiscal year. Mr. Dea's bonus was based on the provisions of his employment agreement and as required by that agreement, after reviewing our financial achievements during 2002, the Compensation Committee recommended payment of a bonus to our Chief Executive Officer of $267,530.

        This report is submitted by the members of the original Compensation and Nominating Committee and by the members of the new Compensation Committee.

Compensation and Nominating Committee:	Compensation Committee:
James A. Senty, Chairman	James A. Senty, Chairman
Dean Phillips	Dean Phillips
Joseph E. Reid	Joseph E. Reid
Richard B. Robinson	Ward Sauvage

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Messrs. Senty, Phillips, Reid and Sauvage. In addition, Mr. Robinson served on the preceding Compensation and Nominating Committee. None of these directors has ever served as one of our officers or been employed by us. Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented us in various legal matters. For the year ended December 31, 2002, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $16,363. When the Committee was reconstituted in July 2002, a determination was made by the Board that all members of the Compensation Committee were independent directors.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

        The following indexed graph indicates our total return to our common stockholders from December 31, 1997 to December 31, 2002 as compared to the total return for the Standard & Poor's 500 Index, a New Peer Group Index and the Old Peer Group Index. This year we have selected a new Peer Group comprised of companies that we believe more closely resemble our size and operations. The indexed graph shows our 5-year return against both the Old Peer Group Index and the newly adopted New Peer Group Index. This chart assumes a common starting point of $100 and a reinvestment of all dividends. The information contained in this graph is not necessarily indicative of our future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WESTERN GAS RESOURCES, INC., THE S & P 500 INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

** Old Peer Group consists of the following 12 companies and includes Western Gas: Anardarko Petroleum Corp., Apache Corp., Berry Petroleum Co., Cabot Oil & Gas Corp., Devon Energy Corp., Mitchell Energy and Development Corp., Murphy Oil Corp., Noble Affiliates Inc., Pioneer Natural Resources Co., Pogo Producing Co., Questar Corp., and Valero Energy Corp.

The New Peer Group consists of Newfield Exploration Company, Forest Oil Corp., Spinnaker Exploration, Tom Brown Inc., Stone Energy Corp., Cabot Oil & Gas Corp., Evergreen Resources Inc., St. Mary Land & Exploration Company, and Patina Oil & Gas Corp.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Section 16(a) Beneficial Ownership Reporting Compliance

        Based on a review of reports filed by our directors, executive officers and beneficial owners of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2002 were made timely, other than by Brion G. Wise, Vance S. Blalock and Jeffrey E. Jones who filed one late report containing one transaction, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement

        In June 2001, as an incentive to Mr. Outlaw to extend his retirement date to October 31, 2001 and to provide transitional support to Mr. Dea, his successor, the Compensation and Nominating Committee recommended, and the Board approved, a consulting agreement with Mr. Outlaw. The consulting agreement has a term from November 1, 2001 through May 31, 2003. This agreement requires Mr. Outlaw to provide consulting services related to our business strategy, the budget and planning process and customer and business relations. As compensation for these services, Mr. Outlaw received a lump sum payment of $167,000 on May 31, 2002 and will receive a lump sum payment of $175,000 on or about May 31, 2003. The agreement also provides that the loans outstanding under the Agreement to Provide Loan(s) to Exercise Key Employees' Stock Options will be forgiven in equal parts on May 31, 2002 and 2003. See further "—Loan Agreements" below.

Loan Agreements

        In 1989, we entered into agreements with two officers, which committed us to loan amounts sufficient to exercise some of their respective stock options. We agreed to forgive the loans and accrued interest if the officers were continuously employed by us for periods specified by the Board. During the 2002 fiscal year, the following amounts, including accrued interest, were forgiven: Lanny F. Outlaw, $216,012 related to the exercise of 25,000 options, with $216,012 remaining outstanding as at December 31, 2002, and John C. Walter, $425,171 related to the exercise of 25,000 options. We have agreed to forgive, effective May 2003, the remaining $216,012 of the loan provided to Mr. Outlaw.

Fees Paid for Legal Services

        Mr. Robinson is a stockholder of the law firm of Lentz, Evans and King P.C., which has represented us in various legal matters. For the year ended December 31, 2002, the total amount of legal fees paid to Lentz, Evans and King P.C. was approximately $16,636.

Transactions with The Prudential Insurance Company of America

        At December 31, 2002, we had loans outstanding in the amount of $108.3 million with The Prudential Insurance Company of America, a wholly-owned subsidiary of Prudential Financial, Inc., and paid interest of approximately $9.2 million related to these loans.

INDEPENDENT PUBLIC ACCOUNTANTS

Auditors

        PricewaterhouseCoopers LLP served as our principal independent auditors for 2002. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions of stockholders.

        The following table discloses the aggregate audit and non-audit fees relating to amounts we paid to PricewaterhouseCoopers for the year ended December 31, 2002:

Audit Fees

Type of Fees	2002	2001
Audit Fees	$228,650	$226,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Pre-Approval Policies

        Under the terms of the Audit Committee Charter, the Audit Committee is required to pre-approve all the services provided by and fees and compensation paid to our independent auditors for both audit and permitted non-audit services.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviewed and discussed our interim financials and the audited financial statements for the year ended December 31, 2002 with management and with our independent auditors, PricewaterhouseCoopers, LLP. During these discussions, the Audit Committee was not informed of any significant audit adjustments, any disagreements between the independent auditors and management or any limitations imposed by management on the scope of the audit. The Audit Committee also discussed with management and the independent auditors our significant accounting policies and the quality of accounting principles used along with the quality and adequacy of our internal controls. The Audit Committee was not informed of any inadequacies in these areas.

        The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU s. 380); and

  •
  received the written disclosures and letter from the independent accountants required by Independence Standards Board No. 1 (Independent discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee approved the audited financial statements for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

    Audit Committee:
        Joseph E. Reid, Chairman
        James A. Senty
        Bill M. Sanderson
        Walter L. Stonehocker

SUBMISSION OF STOCKHOLDER PROPOSALS

        For inclusion in the Proxy Statement and form of proxy for the next annual meeting, stockholder proposals consistent with Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by our Secretary at our principal business office at 1099 18th Street, Suite 1200, Denver Colorado 80202 no later than the close of business on December 18, 2003.

        A stockholder who wishes to present a matter for action at our 2004 Annual Meeting, but chooses not to do so under Rule 14a-8(e), must provide written notice to be delivered to, or mailed and received by our Secretary at our principal executive offices at 1099 18th Street, Suite 1200, Denver, CO 80202, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. In order for a stockholder proposal made outside the requirements of Rule 14a-8(e) to be "timely" for the purposes of Rule 14a-4(c), such proposal must be received by our Secretary no later than February 16, 2004. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a brief description of and the reasons for the business, and any material interest of the person bringing the proposal, and (c) as to the stockholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner.

OTHER BUSINESS

        All items of business for our annual meeting are stated in this Proxy Statement. We are not aware of any other business to be presented. If other matters of business, not presently known, properly come before the meeting, it is intended that the persons named in the Proxies will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

By Order of the Board of Directors,

BRION G. WISE Chairman of the Board

Denver, Colorado
April 16, 2003

Appendix A

Western Gas Resources, Inc.
Audit Committee Charter

Approved on March 10, 2003

I.    Purpose

        The Audit Committee (the "Committee") is a committee of the Western Gas Resources, Inc. (the "Corporation") Board of Directors (the "Board"), which provides intersection between the Corporation's management, independent auditors, internal auditors and the Board. The primary purpose and duties of the Committee are to:

  (1)
  Serve as an independent and objective party that assists the Board in fulfilling its oversight responsibilities of the following matters:

  i.
  the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or to the public;

  ii.
  the Corporation's compliance with legal and regulatory requirements;

  iii.
  the Corporation's independent auditors' qualifications and independence; and

  iv.
  the performance of the Corporation's internal audit function and independent auditors;

  (2)
  Prepare a report of the Committee to the Corporation's stockholders, which will be included in the Corporation's annual proxy statement;

  (3)
  Select the Corporation's independent auditors and approve any non-audit relationship with the Corporation's independent auditors; and

  (4)
  Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board of Directors.

II.    Composition

        The Committee shall be comprised of three or more directors as determined by the Board, and upon recommendation of the Nominating and Governance Committee, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All determinations of independence shall be consistent and in compliance with the rules and regulations of the New York Stock Exchange (the "NYSE") and Securities and Exchange Commission (the "SEC"), including, in particular, those promulgated pursuant to the Sarbanes-Oxley Act of 2002 (the "Act"). All members of the Committee shall be financially literate, and at least one member of the Committee shall qualify as an "audit committee financial expert," as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act.

        The members of the Committee shall be elected by the Board at the Corporation's annual organizational meeting of the Board, and shall serve until their successors have been duly elected and qualified. The members of the Committee will designate a chairperson by majority vote of the full Committee membership. The only compensation that a member of the Committee may receive from the Corporation is director fee compensation including committee fees.

III.  Meetings

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically, as it deems necessary, in separate private sessions with each of management, the director of the internal audit department and the independent auditors to discuss any matters that the Committee or any of these groups believes should be discussed and to review the quality of the Corporation's financial reporting and legal and regulatory compliance and the performance of its internal audit department and external auditors.

IV.  Responsibilities and Duties

        The following are within the authority of the Committee:

  General

  •
  Review and update the Committee's charter, as conditions indicate.

  •
  Select and discharge, in its sole authority, the independent auditors.

  •
  Review and, in its sole authority approve, in advance, the services, fees and other compensation to be provided by, and paid to, the independent auditors for both audit and permitted non-audit services. For these purposes, the chairperson, when authorized by the Committee, may act on behalf of the Committee, and shall report to the Committee regarding these matters at the periodic meetings of the Committee.

  •
  Instruct the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, and that the Committee is responsible for the selection, evaluation and termination of the Corporation's independent auditors.

  •
  Set clear hiring policies for employees or former employees of the Corporation's independent auditors.

  •
  Establish procedures to receive and address complaints regarding accounting, internal controls and auditing matters, including the establishment of procedures to receive employee's confidential, anonymous submissions of concerns regarding accounting or auditing matters.

  •
  Report Committee activities conducted and conclusions reached to the Board.

  •
  As it deems appropriate, and without the need for Board approval, engage and obtain the advice of outside legal, accounting and other experts to assist it in performing its duties.

  •
  Engage in any other activities consistent with this charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

  •
  Evaluate annually the Committee's performance.

  Periodic Inquiries

  •
  Review with management and the independent auditors the quality of the Corporation's annual and quarterly financial statements and significant accounting or financial reporting developments that may have a bearing on the Corporation.

  •
  Review the activities, organizational structure, and qualifications of the internal audit department.

  •
  Review periodic status reports of the results of the internal audit department's activities.

  •
  Review, and accept if appropriate, the annual audit plan of, and the year-end results of the audit by, the Corporation's independent auditors.

  •
  Review with management and the independent auditors and, if appropriate, the director of the Corporation's internal auditing department, the Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto, prior to their filing with the SEC. Before final approval, review drafts of the full Annual Report.

  •
  Review and discuss with management on a periodic basis the Corporation's earnings press releases, financial information and earnings guidance provided to the market and rating agencies. Such reviews and discussions will be made in advance of such disclosure or presentations.

  •
  Discuss with management on a periodic basis the Corporation's exposure to risk, major financial risk exposures, guidelines and policies to govern assessment and management of this risk and the steps being taken to monitor and control such exposures.

  •
  Review periodically with the independent auditors any relationship or services that may impact the objectivity and independence of such independent auditors.

  •
  Periodically consult with the independent auditors about internal controls and the scope of their audit procedures and areas of emphasis.

  •
  Periodically review the audit and non-audit services performed by the independent auditors.

  •
  Review the openness of communication between the Corporation's internal audit department and the independent auditors.

  •
  Review with the independent auditors any audit problems or difficulties and management's response, including any significant disagreement among management and the independent auditors or the internal audit department in connection with the preparation of the financial statements.

  •
  Review, with the Corporation's counsel and outside counsel, when appropriate, any legal matter that could have a significant impact on the Corporation's financial statements, including any breaches of securities laws or fiduciary duties.

  •
  Inquire of the Corporation's senior management regarding (i) significant deficiencies in the design or operation of the Corporation's internal controls which could adversely affect the issuer's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the issuer's internal controls.

  Reviews and Reporting

  •
  At least annually, receive and review a formal report from the independent auditors describing (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review or peer review of the independent auditors; (iii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried on by the firm, and any steps taken to deal with any such issues; and (iv) all relationships between the independent auditors and the Corporation. The Committee should present its conclusions with respect to the above matters to the Board.

  •
  At least annually obtain from the independent auditors a report, and review this report with the Corporation's management, the Corporation's independent auditors and, if appropriate, the director of the Corporation's internal audit department setting forth: (1) all critical accounting policies and practices utilized by the Corporation; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

  •
  Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the audit committee by the independent auditors required by or referred to in Statement of Auditing Standards No. 61 (as codified by AU Section 380), as may be modified or supplemented.

  •
  Prepare a report to the Corporation's stockholders, to be included in the annual proxy statement, stating, among other things, that the Committee has reviewed and discussed with management and the independent auditors the Corporation's audited financial statements and discussed with the independent auditors both independence and the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and, based upon these discussions, recommend in its report to stockholders whether the Corporation's audited financial statements should be included in the Corporation's Annual Report on Form 10-K.

  •
  Attempt to resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting.

4280-PS-2003

Appendix B

Form of Proxy Card

PROXY

WESTERN GAS RESOURCES, INC.

Annual Meeting of Stockholders—May 16, 2003

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints John C. Walter and William J. Krysiak, and each of them, as Proxies [holders], each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Western Gas Resources, Inc. held of record by the undersigned on the close of business on March 28, 2003, at the Annual Meeting of Stockholders of Western Gas Resources, Inc., to be held on Friday, May 16, 2003 at 10:00 A.M. local time at the Embassy Suites Hotel, 1881 Curtis Street, Denver, Colorado 80202 and at any postponement or adjournment thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN ITEM 2.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

1. ELECTION OF TWO CLASS TWO DIRECTORS

        Nominees: Joseph E. Reid and Ward Sauvage

☐	FOR	☐	WITHHELD
☐	To withhold authority to vote for any individual nominee, check the box and write the name of such nominee on the above line.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any postponement or adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN ITEM 2.

Please mark, sign, date and mail this proxy promptly in the enclosed envelope.
Date:	, 2003
Signature of Stockholder
Signature of Stockholder

Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WESTERN GAS RESOURCES, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

Vote by Telephone	Vote by Internet
It's fast, convenient and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683)	It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:	Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683)	2.	Go to the website http://www.eproxyvote.com/wgr
3.	Enter your Voter Control Number located on your Proxy Card above your name.	3.	Enter your Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important! Call 1-877-PRX-VOTE anytime!	Your vote is important! Go to http://www.eproxyvote.com/wgr anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

QuickLinks

Solicitation of Proxies
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND OFFICERS
EXECUTIVE COMPENSATION
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
Appendix A
Appendix B